Exhibit 10.2

                       BUSINESS OUTSOURCING SERVICES INC.
                                 (the "Company")

                          FOUNDER'S SHARE SUBSCRIPTION

The undersigned (the
"Subscriber")    acknowledges  and agrees that:

1.   the Subscriber is a founder of the Company;

2. the Subscriber subscribes for eight hundred thousand (800,000) common shares (the "Shares") in the authorized capital of the Company at a price of US$0.0125 per Share, and agrees to pay the purchase price for the Shares prior to their issuance;

3. the Subscriber has been advised to consult the Subscriber's own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions, and the Subscriber is solely responsible (and the Company is not in any way responsible) for compliance with:

     (a) any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Shares hereunder, and

     (b)  applicable resale restrictions.


Dated as of the 5th day of June, 2008.


                                                 /s/ Jerome Golez
                                                 -------------------------------
                                                 Jerome Golez


INFORMATION REQUIRED FOR REGISTRATION:

Full name:

Jerome Golez


Residential Address:

Block 117 Bishan St. #20-29
Singapore, 570117